UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2023

FORIAN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40146	85-3467693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 400, Newtown, PA	18940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (267) 225-6263

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FORA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2023, a subsidiary of Forian Inc., Medical Outcomes Research Analytics, LLC (together, the “Company”), entered into a second amendment (the “Amendment”) to that certain License Agreement, dated of as of June 30, 2019 (the “License Agreement”), between the Company and a third-party data provider (the “Vendor”) in order to, among other things, (a) provide for the Company’s licensure of additional information assets; (b) modify the terms of use of such information assets; (c) extend the term of the License Agreement to include two additional renewal terms (the first for one additional year and the second for two additional years, each at the Company’s election); and (d) modify the license fees relating to such information assets to increase the annual license fee and to remove all revenue share fees.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description

10.1	Amendment 2, dated as of December 20, 2023, to License Agreement, dated as of June 19, 2019, by and between the Company and Vendor.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2023	FORIAN INC.

	By:	/s/ Edward Spaniel, Jr.
	Name:	Edward Spaniel, Jr.
	Title:	Executive Vice President, General Counsel and Secretary